Exhibit 4.11

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement, dated March 30, 2018, by and among Layne Christensen Company, a Delaware corporation (the “Administrative Borrower”), each Co-Borrower (as defined in the Credit Agreement (as defined below)), the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”) (the “Second Amendment”).

W I T N E S S E T H:

WHEREAS, the Administrative Borrower, each Co-Borrower, the Guarantors, the Lenders (as defined in the Credit Agreement) party thereto, the Co-Collateral Agents (as defined in the Credit Agreement), the Agent, the Swingline Lender (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement), the Arranger (as defined in the Credit Agreement) and the Syndication Agent (as defined in the Credit Agreement) entered into that certain Amended and Restated Credit Agreement, dated as of August 17, 2015 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders, the Swingline Lender and the Issuing Bank, as applicable, agreed to extend credit to Borrowers (as defined in the Credit Agreement);

WHEREAS, the Borrowers and the Guarantors desire to amend certain provisions of the Credit Agreement and the Agent and the Lenders desire to permit such amendments on the terms and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Capitalized Terms.  All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2.Amendments.  The effective date of this Second Amendment shall be the date on which this Second Amendment becomes effective in accordance with Section 3 below (the “Effective Date”).  As of the Effective Date, the Credit Agreement is amended as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“11.0% Senior Unsecured Notes” shall mean the Administrative Borrower’s 11.0% Senior Unsecured Notes due October 16, 2019 issued pursuant to the 11.0% Senior Unsecured Notes Documents in

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the aggregate original principal face amount of $71,000,000.  Such 11.0% Senior Unsecured Notes shall be classified as and comply with the requirements of “Permitted Refinancing Indebtedness” with respect to the Senior Unsecured Notes under this Agreement for all purposes.  The proceeds of such 11.0% Senior Unsecured Notes shall be used solely to Effectively Discharge the Senior Unsecured Notes.

“11.0% Senior Unsecured Notes Agreement” shall mean that certain note purchase agreement dated as of March 19, 2018 among the Administrative Borrower and the purchasers listed therein providing for the issuance of 11.0% Senior Unsecured Notes.

“11.0% Senior Unsecured Notes Documents” shall mean any and all agreements, instruments and documents executed and delivered in connection with the 11.0% Senior Unsecured Notes Agreement.

“Second Amendment Closing Date” shall mean March 30, 2018.

(b)The definition of “Maturity Date” is hereby amended and restated in its entirety as follows:

“Maturity Date” shall mean April 15, 2019; provided, however, that, the Maturity Date shall mean (a) July 16, 2018 if the Agent has not received evidence reasonably satisfactory to it that the Senior Unsecured Notes have been Effectively Discharged with the proceeds from the issuance of the 11.0% Senior Unsecured Notes by July 15, 2018 or (b) if (i) the issuance of the 11.0% Senior Unsecured Notes is cancelled for any reason or (ii) the proceeds of the 11.0% Senior Unsecured Notes are used for a purpose other than to Effectively Discharge the Senior Unsecured Notes in full, then May 15, 2018; provided, that if such event described in clause (i) or (ii) above occurs after May 15, 2018, then the date such event shall have occurred.

3.Conditions to Effectiveness.  The provisions of Section 2 of this Second Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:

(a)this Second Amendment, duly executed by the Borrowers, the Guarantors, the Lenders and the Agent;

(b)Lenders, the Agent and Agent’s counsel shall have received payment of all fees and expenses owed to the Lenders, the Agent and the Agent's counsel, respectively, in connection with this Second Amendment;

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(c)the Administrative Borrower shall have furnished to the Agent a certificate from a Responsible Officer of the Administrative Borrower certifying as to compliance with the requirements of clauses (a) through (e) of “Permitted Refinancing Indebtedness” in the Credit Agreement with respect to the 11.0% Senior Unsecured Notes; and

(d)such other documents as may be reasonably requested by the Agent.

The authorization of the Agent and the Lenders to release their executed signature page for this Second Amendment shall constitute their acknowledgment that all of the above conditions have been satisfied.

4.Reaffirmation.  The Loan Parties hereby reconfirm and reaffirm that each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) as of the date of this Second Amendment (or, to the extent any such representations or warranties relate to an earlier date, such representations and warranties shall have been true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date).

5.Security Grant.  The Loan Parties acknowledge and agree that at all times the Security Documents continue to secure prompt payment when due of the Obligations and the Guarantees remain in full force and effect.

6.Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lenders and the Agent that (i) this Second Amendment and the transactions to be entered into by each Loan Party in connection herewith are within such Loan Party's powers and have been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party; (ii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate the Organizational Documents of any Loan Party or any material Legal Requirement in any material respect; and (iii) this Second Amendment, the Credit Agreement and the other Loan Documents executed or to be executed by the Loan Parties in connection herewith or therewith, when executed by such Loan Party, will constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  The Loan Parties represent and warrant that (i) no Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery and effectiveness of this Second Amendment or the performance or observance of any provision hereof and (ii) they presently have no claims or actions of any kind at law or in equity against the Lenders or the Agent arising out of or in any way relating to the Credit Agreement or the Loan Documents.

7.Miscellaneous.

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(a)Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

(b)The agreements contained in this Second Amendment are limited to the specific agreements contained herein.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the Loan Documents shall remain in full force and effect.  This Second Amendment amends the Credit Agreement and is not a novation thereof.

(c)The headings of any paragraph of this Second Amendment are for convenience only and shall not be used to interpret any provision hereof.

(d)This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

(e)This Second Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.  This Second Amendment is a Loan Document.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Second Amendment to be duly executed by their duly authorized officers on the day and year first above written.

ADMINISTRATIVE BORROWER

LAYNE CHRISTENSEN COMPANY

By:   /s/ J. Michael Anderson

Name:   J. Michael Anderson

Title:  Chief Financial Officer

CO-BORROWERS

LAYNE GEO, INC.

COLLECTOR WELLS INTERNATIONAL, INC.

FENIX SUPPLY LLC

INLINER TECHNOLOGIES, LLC

INTERNATIONAL DIRECTIONAL SERVICES, L.L.C.

LAYNE HEAVY CIVIL, INC.

LAYNE INLINER, LLC

LAYNE TRANSPORT CO.

LINER PRODUCTS, LLC

REYNOLDS WATER ISLAMORADA, LLC

LAYNE VTI, INC.

W.L. HAILEY & COMPANY, INC.

By:   /s/ J. Michael Anderson

Name:   J. Michael Anderson

Title:  Chief Financial Officer

GUARANTORS

BOYLES BROS. DRILLING COMPANY

CHRISTENSEN BOYLES CORPORATION

LAYNE INTERNATIONAL, LLC

LAYNE SOUTHWEST, INC.

MEADORS CONSTRUCTION CO., INC.

MID-CONTINENT DRILLING COMPANY

By:   /s/ J. Michael Anderson

Name:   J. Michael Anderson

Title:  Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION,
as Agent and as a Lender

By:  /s/ Victor Alarcon

Name:  Victor Alarcon

Title:  Senior Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:  /s/ Lynn Fiore

Name:  Lynn Fiore

Title:  Vice President

JFIN BUSINESS CREDIT FUND I, LLC,
as a Lender

By:  /s/ J. Paul McDonnell

Name:  J. Paul McDonnell

Title:  Managing Director

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